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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 13, 1998
                                                         ----------------

                         Commission File Number 0-11688


                          AMERICAN ECOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                         95-3889638
------------------------------------------           -------------------------------------
  (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                               Identification Number)




               805 W. Idaho
               Ste. 200
               Boise, Idaho                                    83702-1779
------------------------------------------           ------------------------------------
  (Address of principle executive offices)                     (Zip Code)



                                (208) 331-8400
        ---------------------------------------------------------------
              (Registrants telephone number, including area code)


Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                                        YES  [X]  NO  [ ]
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AMERICAN ECOLOGY CORPORATION                                            FORM 8-K

SEC File Number 00-11688


Item 5.  Other Events.

A Texas State Court in Harris County, Texas entered an Order granting Plaintiff Houston Office 88, Inc.'s Motion for Summary Judgment against American Ecology Corporation (the "Company") for damages in the amount of $2,044,346.40, plus interest, representing the sum and associated costs that the Court found the Company to owe Houston Office 88 under the Lease Agreement covering its former corporate headquarters in Houston, Texas. The Company received a copy of the Order January 20, 1998. American Ecology's counterclaim against Houston Office 88 was also dismissed, as was the Company's third-party claim against a sublessee for failure to perform an agreement to sublease the office space. Houston Office 88 is proceeding with direct claims against that sublessee.

American Ecology is currently negotiating a compromise with Houston Office 88. If the negotiations are unsuccessful, American Ecology will ask the Court to amend the Judgment to provide for a present worth of the amount representing the future lease payments, to strike parts of the Judgment, and to provide for the offset of any amount the sublessee is found to owe Houston Office 88. The Company also may appeal the award. The Company has notified its bank of the Judgment.



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AMERICAN ECOLOGY CORPORATION                                            FORM 8-K





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        American Ecology Corporation



Dated January 23, 1998                  By:  /s/ Jack K. Lemley
                                           ------------------------------------
                                           Jack K. Lemley
                                           Chairman and Chief Executive Officer





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